DAWSON PRODUCTION SERVICES, INC.           Exhibit 11.1

                         EARNINGS PER SHARE COMPUTATIONS
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
                                                                                 Three Months                      Nine Months
                                                                              Ended Decenber 31,                Ended December 31,
                                                                            -----------------------          -----------------------
                                                                            1996             1997             1996             1997
                                                                            ------          -------          ------          -------
Basic Earnings Per Share
Net Income .......................................................          $1,550          $ 2,143          $3,725          $ 6,095
                                                                            ------          -------          ------          -------
Shares used in earnings per share computations ...................           6,391           11,129           6,391           11,127
                                                                            ------          -------          ------          -------
Earnings per share ...............................................          $ 0.24          $  0.19          $ 0.58          $  0.55
                                                                            ------          -------          ------          -------
Diluted Earnings Per Share
Net Income .......................................................          $1,550          $ 2,143          $3,725          $ 6,095
                                                                            ------          -------          ------          -------
Shares used in earnings per share computation ....................           6,548           11,464           6,517           11,387
                                                                            ------          -------          ------          -------
Earnings per share ...............................................          $ 0.24          $  0.19          $ 0.57          $  0.54
                                                                            ------          -------          ------          -------
                COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                               COMPUTATIONS-BASIC

Weighted average outstanding common shares .......................           6,391           11,129           6,391           11,127
                                                                            ------          -------          ------          -------
                COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                              COMPUTATIONS-DILUTED

Weighted average outstanding common shares .......................           6,391           11,129           6,391           11,127
Effect of dilutive securities -- stock options....................             157              335             126              260
                                                                            ------          -------          ------          -------
Shares used in earnings per share computation ....................           6,548           11,464           6,517           11,387
                                                                            ------          -------          ------          -------
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